Exhibit 10.3

August 27, 2008

Mr. Thomas P. Kealy

Vice President, Corporate Controller

and Chief Accounting Officer

BTU International, Inc.

23 Esquire Rd.

North Billerica, MA 01862

Dear Tom:

This letter amends the agreement between BTU International, Inc. (the “Company”) and you dated November 29, 2005 (the “Severance Agreement”). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and you agree as follows:

1. Section 1(a) of the Severance Agreement is hereby amended by adding at the end thereof the following:

Notwithstanding the foregoing, (y) in the event that the Company terminates your employment other than for Cause during the CFO Transition Period (as defined below in Section 2(e)), the Severance Pay Period under clause (i) and (ii) of this Section 1(a) shall be defined as the earlier of (A) the conclusion of a period equal to twenty-four months, or (B) the date you commence employment that provides you with substantially equivalent base salary and bonus opportunity to the last position you held at the Company, and (z) in the event the Company terminates your employment other than for Cause during the Extended Transition Period (as defined below in Section 2(f)), the Severance Pay Period under clause (i) and (ii) of this Section 1(a) shall be defined as the earlier of (A) the conclusion of a period equal to twenty-four months minus the number of days that have elapsed since the final day of the CFO Transition Period (which period shall be no less than twelve months), or (B) the date you commence employment that provides you with substantially equivalent base salary and bonus opportunity to the last position you held at the Company.

2. Section 1(b) of the Severance Agreement is hereby amended by deleting the second to last sentence and replacing it with the following:

For the avoidance of doubt, if the Company terminates your employment other than for Cause within one year of a Change in Control, payments to you pursuant to this Section 1(b) shall be in lieu of, and not in addition to, payments pursuant to Section 1(a) hereof.

3. Section 2 of the Severance Agreement is hereby amended by adding as a new Section 2(e) and a new Section 2(f) the following:

2(e) “CFO Transition Period” means the period beginning on the date hereof and concluding on the later of (i) December 31, 2009 or (ii) the date that is twelve months following the date when the next individual to hold the position of Chief Financial Officer of the Company begins his or her employment with the Company.

2(f) “Extended Transition Period” means the twelve-month period beginning on the day immediately following the final day of the CFO Transition Period.

4. Section 5 of the Severance Agreement is hereby amended by adding at the end thereof the following:

Notwithstanding the foregoing, all payments to which you may be entitled under clause (i) of Section 1(a) shall in no event be paid later than by December 31 of the second calendar year following the calendar year in which involuntary separation from service occurs, and any Pro Rata Bonus to which you may be entitled under this agreement shall be paid no later than by March 15 of the calendar year following the calendar year in which involuntary separation from service occurs.

5. Section 6 of the Severance Agreement is hereby amended by adding at the end thereof the following:

Notwithstanding the foregoing, during the CFO Transition Period and Extended Transition Period you agree to provide the Company with 60 days’ written notice prior to terminating your employment with the Company. The Company may elect to waive this period of notice, or any portion thereof, and, if the Company so elects, the Company will pay you your base salary for the notice period (or for any remaining portion of the period).

Except as expressly modified herein, the Severance Agreement, and all of its terms and provisions, shall remain unchanged and in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

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If the foregoing is acceptable to you, please sign this letter in the space provided and return it to me. We will provide a countersigned copy for your records.

Sincerely,

BTU International, Inc.

By:	/s/ Paul van der Wansem
Paul van der Wansem
Chief Executive Officer

Accepted and agreed:

/s/ Thomas P. Kealy
Thomas P. Kealy

Date:	Aug. 27, 2008